Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Calvert Variable Series, Inc.:

We consent to the use of our reports dated February 20, 2009, with respect to the financial statements of the [Ameritas Small Company Equity Portfolio] [Ameritas MidCap Growth Portfolio] [CVS Social International Equity Portfolio], a series of Calvert Variable Series, Inc., as of December 31, 2008, incorporated herein by reference and to the references to our firm under the headings "Financial Statements" in the Registration Statement on Form N-14.

[SIGNATURE]

Philadelphia, Pennsylvania

January 29, 2010